SULLIVAN & WORCESTER	Sullivan & Worcester LLP One Post Office Square Boston, MA 02109	T 617 338 2800 F 617 338 2880 www.sandw.com

June 3, 2009

SMF Calvert High Yield Bond Fund
Summit Mutual Funds, Inc. ("SMF")
4550 Montgomery Avenue, Suite 1000N
Bethesda, Maryland 20814

Calvert High Yield Bond Fund
The Calvert Fund
4550 Montgomery Avenue, Suite 1000N
Bethesda, Maryland 20814

Re:	Reorganization of SMF Calvert High Yield Bond Fund into a Series of a Massachusetts Business Trust

Ladies and Gentlemen:

You have asked for our opinion as to certain Federal income tax consequences of the transaction described below.

Parties to the Transaction

SMF Calvert High Yield Bond Fund ("Original Fund") is a series of Summit Mutual Funds, Inc., a Maryland corporation.

Calvert High Yield Bond Fund ("Successor Fund") is a series of The Calvert Fund, a Massachusetts business trust.

Description of Proposed Transaction

In the proposed transaction (the "Reorganization"), Successor Fund will acquire all of the assets of Original Fund in exchange for shares of Successor Fund of equivalent value and the assumption of the identified liabilities of Original Fund. Original Fund will then liquidate and distribute all of the Successor Fund shares which it holds to its shareholders pro rata in proportion to their shareholdings in Original Fund, in complete redemption of all outstanding shares of Original Fund, and promptly thereafter will proceed to dissolve.

Scope of Review and Assumptions

In rendering our opinion, we have reviewed and relied upon the Agreement and Plan of Reorganization between The Calvert Fund with respect to Successor Fund and Summit Mutual Funds, Inc. with respect to Original Fund (the "Reorganization Agreement") dated as of June 2, 2009 which is enclosed as Appendix A in proxy materials to be dated on or about July 15, 2009 and submitted to the Securities and Exchange Commission on or about June 3, 2009 which describes the proposed transaction, and on the information provided in such proxy materials. We have relied, without independent verification, upon the factual statements made therein, and assume that there will be no change in material facts disclosed therein between the date of this opinion and the closing of the Reorganization. We further assume that the transaction will be carried out in accordance with the Reorganization Agreement.

Representations

Written representations, copies of which are attached hereto, have been made to us by the appropriate officers of Original Fund and Successor Fund, and we have without independent verification relied upon such representations in rendering our opinions.

Opinions

Based on and subject to the foregoing, and our examination of the legal authority we have deemed to be relevant, we have the following opinions:

1. The transfer of all of the assets of Original Fund in exchange for shares of Successor Fund and assumption by Successor Fund of the identified liabilities of Original Fund followed by the distribution of said Successor Fund shares pro rata to the shareholders of Original Fund in liquidation of Original Fund will constitute a "reorganization" within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and Successor Fund and Original Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

2. No gain or loss will be recognized by Successor Fund upon the receipt of the assets of Original Fund solely in exchange for Successor Fund shares and the assumption by Successor Fund of the identified liabilities of Original Fund.

3. No gain or loss will be recognized by Original Fund upon the transfer of its assets to Successor Fund in exchange for Successor Fund shares, the assumption by Successor Fund of the identified liabilities of Original Fund, or upon the distribution (whether actual or constructive) of such Successor Fund shares to the shareholders of Original Fund in exchange for their Original Fund shares.

4. The shareholders of Original Fund will recognize no gain or loss upon the exchange of their Original Fund shares for Successor Fund shares in liquidation of Original Fund.

5. The aggregate tax basis of the Successor Fund shares received by each shareholder of Original Fund pursuant to the Reorganization will be the same as the aggregate tax basis of the Original Fund shares held by such shareholder immediately prior to the Reorganization, and the holding period of the Successor Fund shares to be received by each shareholder of Original Fund will include the period during which the Original Fund shares exchanged therefor were held by such shareholder (provided the Original Fund shares were held as capital assets on the date of the Reorganization).

6. The tax basis of the assets of Original Fund acquired by Successor Fund will be the same as the tax basis of those assets to Original Fund immediately prior to the Reorganization, and the holding periods of the assets of Original Fund in the hands of Successor Fund will include the respective periods during which those assets were held by Original Fund.

The foregoing opinions are based on the Code as in effect on the date hereof and administrative and judicial interpretations of it. No assurance can be given that the Code will not change or that such interpretations will not be revised or amended adversely, possibly with retroactive effect. This opinion letter is delivered to you in satisfaction of the requirements of Sections 8(d) and 9(d) of the Reorganization Agreement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form N-14 relating to the Reorganization and to use of our name and any reference to our firm in such Registration Statement or in the prospectus/proxy statement constituting a part thereof. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP
SULLIVAN & WORCESTER LLP

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REPRESENTATIONS OF SMF CALVERT HIGH YIELD BOND FUND

Reference is made to the Agreement and Plan of Reorganization dated June 2, 2009, pursuant to which all of the assets of SMF Calvert High Yield Bond Fund ("Original Fund") will be acquired by Calvert High Yield Bond Fund ("Successor Fund") (the "Reorganization"). The undersigned hereby makes the following representations, recognizing that Sullivan & Worcester LLP will rely upon such representations for purposes of rendering its tax opinion as to certain tax consequences of the Reorganization.

1. Original Fund has not redeemed the shares of any of its shareholders in connection with the Reorganization, except to the extent necessary to comply with its legal obligation to redeem its shares.

2. Subsequent to the transfer of the assets of Original Fund to Successor Fund in the Reorganization, Original Fund will distribute the shares of Successor Fund in final liquidation and dissolve as expeditiously as possible.

3. Original Fund is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

4. Original Fund is treated as a corporation for federal income tax purposes and at all times in its existence has qualified as a regulated investment company as defined in Section 851 of the Code. The provisions of sections 851 through 856 of the Code now apply to the Original Fund and will continue to apply for the remainder of its current taxable year.

5. Original Fund does not expect to issue additional shares other than in the ordinary course of its business as a regulated investment company.

6. At the time of the Reorganization, Original Fund will transfer all of its assets to Successor Fund, and immediately following consummation of the Reorganization, Successor Fund will possess solely assets and liabilities that were possessed by Original Fund immediately prior to the Reorganization, provided however that at the time of or before the transaction, Original Fund may hold a nominal amount of assets to facilitate its organization.

7. The fair market value of Successor Fund shares received by each Original Fund shareholder will be approximately equal to the fair market value of the Original Fund shares (including any fractional shares) surrendered in exchange thereof. Original Fund shareholders will receive no consideration other than Original Fund shares (which may include fractional shares) in exchange for their Original Fund shares.

8. There is no intercorporate indebtedness existing between Original Fund and Successor Fund.

9. Immediately following the Reorganization, all Successor Fund shares that are or will be issued will be in respect of Original Fund shares.

IN WITNESS WHEREOF, the undersigned has executed these representations, acting by and through its duly authorized officer, this 2nd day of June 2009.

SUMMIT MUTUAL FUNDS, INC. on behalf of
SMF CALVERT HIGH YIELD BOND FUND

By: /s/ William M. Tartikoff
Name: William M. Tartikoff
Title: Vice President and Secretary

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REPRESENTATIONS OF CALVERT HIGH YIELD BOND FUND

Reference is made to the Agreement and Plan of Reorganization dated June 2, 2009, pursuant to which all of the assets of SMF Calvert High Yield Bond Fund ("Original Fund") will be acquired by Calvert High Yield Bond Fund ("Successor Fund") (the "Reorganization"). The undersigned hereby makes the following representations, recognizing that Sullivan & Worcester LLP will rely upon such representations for purposes of rendering its tax opinion as to certain tax consequences of the Reorganization.

1. The management of Successor Fund has no plan or intention to redeem or reacquire any of the Successor Fund shares to be received by Original Fund shareholders in connection with the Reorganization, except to the extent necessary to comply with its legal obligation to redeem its shares.

2. The management of Successor Fund has no plan or intention to sell or dispose of any of the assets of Original Fund which will be acquired by Successor Fund in the Reorganization except for dispositions made in the ordinary course of business.

3. Successor Fund will not make any payment of cash or of property other than shares to Original Fund or to any shareholder of Original Fund in connection with the Reorganization.

4. Immediately following consummation of the Reorganization, Successor Fund will possess the same assets and liabilities, except for assets used to pay expenses incurred in connection with the transaction, as those possessed by Original Fund immediately prior to the Reorganization.

5. Successor Fund does not expect to issue additional shares other than in the ordinary course of its business as a regulated investment company, in the Reorganization.

6. Successor Fund has never carried on a business. Successor Fund was formed for the purpose of effecting the Reorganization and has not engaged in any business prior to the Reorganization, and Successor Fund has never held, directly or indirectly, any Original Fund shares.

7. Successor Fund is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

8. Upon filing its first income tax return at the completion of its first taxable year, Successor Fund will elect to be a 'regulated investment company,' and until such time will take all steps necessary to ensure that it qualifies for taxation as a 'regulated investment company' under Sections 851 and 852 of the Code.

9. The fair market value of Successor Fund shares received by each Original Fund shareholder will be approximately equal to the fair market value of the Original Fund shares (including any fractional shares) surrendered in exchange thereof. Original Fund shareholders will receive no consideration other than Original Fund shares (which may include fractional shares) in exchange for their Original Fund shares.

10. There is no intercorporate indebtedness existing between Original Fund and Successor Fund.

11. Immediately following the Reorganization, all Successor Fund shares that are or will be issued will be in respect of Original Fund shares.

12. Immediately following consummation of the Reorganization, all of the outstanding shares of Successor Fund will be owned by the former shareholders of Original Fund, who will own such shares solely by reason of their ownership of shares of the Original Fund immediately prior to the Reorganization.

13. Immediately prior to the consummation of the Reorganization, Successor Fund will not hold any property or have any tax attributes (including those specified in section 381(c)), and immediately following the consummation of the Reorganization, Successor Fund will possess solely assets and liabilities that were possessed by Original Fund immediately prior to the Reorganization, provided however that at the time of or before the Reorganization, Successor Fund may hold a nominal amount of assets to facilitate its organization.

14. There is no plan or intention to (i) liquidate Successor Fund (ii) merge Successor Fund into any other corporation or business trust or (iii) issue shares to any shareholder other than a shareholder of Original Fund, except (in the case of (iii)) shares issued in the ordinary course of Successor Fund's business as an open-end investment company.

IN WITNESS WHEREOF, the undersigned has executed these representations, acting by and through its duly authorized officer, this 2nd day of June 2009.

THE CALVERT FUND on behalf of
CALVERT HIGH YIELD BOND FUND

By: /s/ Lancelot A. King
Name: Lancelot A. King
Title: Assistant Vice President and Assistant Secretary